SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement
☒ Definitive Additional Materials
☐  Soliciting Material Under Rule 14a-12

SCOTT TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: ________________________________________________

	(2)	Aggregate number of securities to which transaction applies: ________________________________________________

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):________________________________________

	(4)	Proposed maximum aggregate value of transaction: ________________________________________________

	(5)	Total fee paid: ______________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid: _______________________________

	(2)	Form, Schedule or Registration Statement No.: _________________

	(3)	Filing Party: ________________________________________

	(4)	Date Filed: _________________________________________

SCOTT TECHNOLOGIES, INC.
One Chagrin Highlands
2000 Auburn Drive, Suite 400
Beachwood, Ohio 44122

April 11, 2001

Dear Fellow Stockholder:

We have previously sent to you proxy materials for the Special Meeting of Stockholders of Scott Technologies, Inc. to be held on May 3, 2001. Your Board of Directors has unanimously recommended that shareholders vote FOR the proposed merger with Tyco International Ltd.

Since adoption of the merger requires the affirmative vote of at least a majority of the outstanding shares, your vote is important, no matter how many shares you may own. A failure to vote will have the same effect as a vote against the merger. Whether or not you have already done so, please sign, date and return the enclosed proxy card today in the envelope provided.

Very truly yours,

/s/ Mark A. Kirk

Mark A. Kirk
President and Chief Executive Officer

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.

IMPORTANT NOTE:
If you hold your shares through a bank or broker,
you can vote by telephone, or via the Internet.
Please call Innisfree at 888-750-5834 for assistance.

Please note that the address listed in the Notice of Special Meeting of Stockholders for
The Embassy Suites Hotel, the location of the May 3rd special meeting, is incorrect.
The correct address is: 3775 Park East Drive, Beachwood, Ohio.